Exhibit 99

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

)
WESTMORELAND COUNTY	)
EMPLOYEES’ RETIREMENT SYSTEM	)
and BENJAMIN LIFSHITZ, Individually	)
and on Behalf of All Others Similarly	)
Situated,	)
	)	C.A. No. 2018-0392-AGB
Plaintiffs,	)
)
v.	)
)
NATIONAL AMUSEMENTS, INC. et al.,	)
)
Defendants.	)

STIPULATION AND [PROPOSED] ORDER REGARDING MOOTNESS

FEE REQUEST, NOTICE, AND DISMISSAL

WHEREAS, the law firms of Prickett, Jones & Elliott, P.A., Kessler, Topaz, Meltzer & Check LLP, and Keller Lenkner LLC (“Plaintiffs’ Counsel”) prosecuted individual and class claims on behalf of plaintiffs Westmoreland County Employees’ Retirement System and Benjamin Lifshitz (the “Plaintiffs”) in the above-captioned action (the “Westmoreland Action”) (Trans. ID 62168219);

WHEREAS, the Court ordered the coordination of the Westmoreland Action with In re CBS Corporation Litigation, Consolidated C.A. No. 2018-0342-AGB (the “Consolidated Action”), for all purposes, including discovery, pre-trial proceedings and trial (id.);

WHEREAS, the Court scheduled trial to begin on October 3, 2018 (Consolidated Action, Trans. ID 62121362);

WHEREAS, the parties to the Consolidated Action reached a settlement and filed a stipulation voluntarily dismissing the Consolidated Action with prejudice to the parties on September 11, 2018 (Consolidated Action, Trans. ID 62436828);

WHEREAS, on September 14, 2018, the parties to the Westmoreland Action and CBS Corporation (the “Company”) agreed that the Westmoreland Action was moot and the Court entered a stipulated order of dismissal retaining jurisdiction to hear Plaintiffs’ Counsel’s request for attorneys’ fees and expenses (the “Fee Request”) (Trans. ID 62452093);

WHEREAS, following extensive, arms’-length negotiations, the Company agreed to resolve the Fee Request pursuant to the procedures specified below;

WHEREAS, National Amusements, Inc., NAI Entertainment Holdings LLC, David R. Andelman, Robert N. Klieger and Shari Redstone (the “Defendants”) were named as defendants in the Westmoreland Action but believe the allegations against them lacked any merit and continue to deny any and all allegations that they engaged in wrongdoing in any way;

WHEREAS, the Company agreed to preemptively resolve the Fee Request due to the cost and litigation risk associated with opposing the Fee Request;

WHEREAS, Defendants take no position as to the payment of the Fee Request or the amount agreed between Plaintiffs’ Counsel and the Company to resolve the Fee Request; and

WHEREAS, the Court has not passed on the amount of the Fee Request, but requires the parties to provide notice with respect to any agreed-upon payment of attorneys’ fees and expenses in cases in which the underlying claims are dismissed on mootness grounds;

NOW, THEREFORE, upon the consent of the parties and the Company and subject to the approval of the Court:

IT IS HEREBY ORDERED this              day of                     , 2018 that:

1. The Company shall attach this Stipulation and Order Regarding Mootness Fee Request, Notice, and Dismissal (the “Order”) as an exhibit to a Form 8-K that the Company will file with the United States Securities and Exchange Commission following the entry of this Order. The filing by the Company of this Order as an attachment to a Form 8-K constitutes adequate notice for purposes of Rule 23(e) (the “Notice”).

2. The Company shall file with the Court an affidavit that the Notice has been made (the “Affidavit”) in accordance with Paragraph 1 above no later than five (5) calendar days after the Notice is publicly filed.

3. Upon the filing of the Affidavit:

(a) The Register in Chancery is directed to close this action on the docket; and

(b) The Court will no longer retain any jurisdiction over this action.

4. The Company and/or its insurers shall pay Plaintiffs’ Counsel $1,850,000 in full satisfaction of the Fee Request within ten (10) business days of the entry of this Order, to an account designated by Prickett, Jones & Elliott, P.A. The foregoing payment shall fully satisfy and resolve the Fee Request, and Plaintiffs’ Counsel shall not seek any additional fees, expenses or costs related to this action from any source.

PRICKETT, JONES & ELLIOTT, P.A.

OF COUNSEL:	/s/ Corinne Elise Amato
Michael Hanrahan (Bar No. 941)
Lee D. Rudy	Stephen D. Dargitz (Bar No. 3619)
Eric L. Zagar	Paul A. Fioravanti, Jr. (Bar No. 3808)
Michael C. Wagner	Corinne Elise Amato (Bar No. 4982)
Stacey A. Greenspan	Eric J. Juray (Bar No. 5765)
KESSLER TOPAZ MELTZER & CHECK LLP 280 King of Prussia Road	1310 N. King Street Wilmington, Delaware 19801
Radnor, Pennsylvania 19807	(302) 888-6500
(610) 667-7706
Counsel for Westmoreland County Employees’ Retirement System and Benjamin Lifshitz

U. Seth Ottensoser
Seth A. Meyer
Tom Kayes
KELLER LENKNER LLC
1330 Avenue of the Americas
New York, New York 10019
(212) 653-9715

POTTER ANDERSON & CORROON LLP

OF COUNSEL:
/s/ Michael A. Pittenger
Meredith Kotler	Myron T. Steele (Bar No. 000002)
Victor L. Hou	Donald J. Wolfe, Jr. (Bar No. 285)
Roger A. Cooper	Matthew E. Fischer (Bar No. 3092)
Rahul Mukhi	Michael A. Pittenger (Bar No. 3212)
Mark E. McDonald	Jacqueline A. Rogers (Bar No. 5793)
CLEARY GOTTLIEB STEEN & HAMILTON LLP One Liberty Plaza	Hercules Plaza, 6th Floor 1313 N. Market Street
New York, New York 10006	P.O. Box 951
(212) 225-2000	Wilmington, Delaware 19801
(302) 984-6000

Counsel for National Amusements, Inc., NAI Entertainment Holdings LLC, David R. Andelman, Robert N. Klieger and Shari E. Redstone

ROSS ARONSTAM & MORITZ LLP

OF COUNSEL:	/s/ Bradley R. Aronstam
David E. Ross (Bar No. 5228)
Theodore N. Mirvis	Bradley R. Aronstam (Bar No. 5129)
Jonathan M. Moses	Garrett B. Moritz (Bar No. 5646)
Carrie M. Reilly	S. Michael Sirkin (Bar No. 5389)
Ryan A. McLeod (Bar No. 5038)	Roger S. Stronach (Bar No. 6208)
Claire E. Addis	100 S. West Street, Suite 400
Cecilia A. Glass	Wilmington, Delaware 19801
WACHTELL, LIPTON, ROSEN & KATZ	(302) 576-1600
51 West 52nd Street New York, New York 10019 (212) 403-1000	Counsel for Interested Party CBS Corp.

SO ORDERED this                          day of                     , 2018.

Chancellor

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Andre G Bouchard

File & Serve Transaction ID:	62705254

Current Date:	Nov 30, 2018

Case Number:	2018-0392-AGB

Case Name:	CLOSED CONF ORD - Westmoreland County Employees’ Retirement System v. National Amusements, Inc., et al.

/s/ Judge Bouchard, Andre G